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                                                                    EXHIBIT 11.1

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                       COMPUTATION OF NET INCOME PER SHARE


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
                                                    THREE MONTHS ENDED        NINE MONTHS ENDED
                                                       SEPTEMBER 30,            SEPTEMBER 30,
(In thousands, except per share data)                 1996        1995        1996         1995
                                                    -------     -------     --------     --------
PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
     Average common shares outstanding               35,011      35,000       35,011       35,000
     Net shares to be issued upon exercise of
          dilutive stock options after applying
          treasury stock method                          89          93           90           75
                                                    -------     -------     --------     --------
     Average shares outstanding                      35,100      35,093       35,101       35,075
                                                    =======     =======     ========     ========
Net income                                          $41,280     $35,115     $119,490     $101,391
                                                    =======     =======     ========     ========
Primary net income per share                        $  1.18     $  1.00     $   3.40     $   2.89
                                                    =======     =======     ========     ========

FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
     Average common shares outstanding               35,011      35,000       35,011       35,000
     Net shares to be issued upon exercise of
          dilutive stock options after applying
          treasury stock method                         117          93          117           92
                                                    -------     -------     --------     --------
     Average shares outstanding                      35,128      35,093       35,128       35,092
                                                    =======     =======     ========     ========
Net income                                          $41,280     $35,115     $119,490     $101,391
                                                    =======     =======     ========     ========
Fully diluted net income per share                  $  1.18     $  1.00     $   3.40     $   2.89
                                                    =======     =======     ========     ========
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